Exhibit 7.1
Abbey National plc
Computation of Ratio of Earnings to Fixed Charges
Based on IFRS
Exhibit 7.1 — Statement of ratio of earnings to fixed charges

	Year Ended December 31

	2006	2005	2004
IFRS	£m	£m	£m

Profit on continuing operations before tax	428	362	16
Fixed Charges: Interest Expense (B)(1)(2)	1,896	1,688	2,084

Earnings before taxes and fixed charges (A)	2,324	2,050	2,100

Ratio of earnings to Fixed Charges (A/ B)	122.57	121.45	100.77

	2006	2005	2004
IFRS	£m	£m	£m

Profit on continuing operations before tax	428	362	16
Fixed Charges: Interest Expense (B)(1)(3)	4,414	4,250	4,174

Earnings before taxes and fixed charges (A)	4,842	4,612	4,190

Ratio of earnings to Fixed Charges (A/ B)	109.70	108.52	100.38
Notes:

(1)	Includes the amortisation of discounts and premiums on debt securities in issue and interest payable on finance lease obligations.
(2) Excluding Interest on retail deposits
(3) Including Interest on retail deposits
Abbey National plc
Computation of Ratio of Earnings to Fixed Charges
Based on US GAAP

	Year Ended December 31

	2006	2005	2004	2003	2002
US GAAP	£m	£m	£m	£m	£m

Profit on continuing operations before tax	290	527	(131)	527	(73)
Fixed Charges: Interest Expense (B) (1)(2)	1,863	1,642	2,084	2,426	3,740

Earnings before taxes and fixed charges (A)	2,153	2,169	1,953	2,953	3,667

Ratio of earnings to Fixed Charges (A/ B)	1.16	1.32	0.94	1.22	0.98

	2006	2005	2004	2003	2002
US GAAP	£m	£m	£m	£m	£m

Profit on continuing operations before tax	290	527	(131)	527	(73)
Fixed Charges: Interest Expense (B) (1)(3)	4,381	4,204	4,174	4,074	5,439

Earnings before taxes and fixed charges (A)	4,671	4,731	4,043	4,601	5,366

Ratio of earnings to Fixed Charges (A/ B)	1.07	1.13	0.97	1.13	0.99
Notes:

(1)	Includes the amortisation of discounts and premiums on debt securities in issue and interest payable on finance lease obligations.
(2)	Excluding Interest on retail deposits
(3)	Including Interest on retail deposits

Exhibit 8.1 — List of subsidiaries of Abbey National plc as at 31 December 2006

	Company Name	Domicile

1	A N (123) plc	England and Wales
2	Abbey Business Services (India) Private Limited	India
3	Abbey Covered Bonds LLP	England and Wales
4	Abbey National (America) Holdings Inc.	Delaware, USA
5	Abbey National (America) Holdings Limited	England and Wales
6	Abbey National (Gibraltar) Limited	Gibraltar
7	Abbey National (Holdings) Limited	England and Wales
8	Abbey National Alpha Investments	England and Wales
9	Abbey National American Investments Limited	England and Wales
10	Abbey National Baker Street Investments	England and Wales
11	Abbey National Beta Investments Limited	England and Wales
12	Abbey National business Asset Leasing Limited	England and Wales
13	Abbey National business Cashflow Finance Limited	England and Wales
14	Abbey National business Equipment Leasing Limited	England and Wales
15	Abbey National business Leasing Limited — IN LIQUIDATION	England and Wales
16	Abbey National Business Office Equipment Leasing Limited	England and Wales
17	Abbey National business Sales Aid Leasing Limited	England and Wales
18	Abbey National business Vendor Plan Leasing Limited	England and Wales
19	Abbey National Charitable Trust Limited	England and Wales
20	Abbey National Credit and Payment Services Limited	England and Wales
21	Abbey National Employment Services Inc.	Delaware, USA
22	Abbey National Financial and Investment Services (Jersey) Limited	Jersey
23	Abbey National Financial Investments 3 B.V.	Holland
24	Abbey National Financial Investments 4 B.V.	Holland
25	Abbey National Financial Investments No. 2 Limited	Jersey
26	Abbey National Funded Unapproved Retirement Benefits Scheme Trustees Limited	England and Wales
27	Abbey National Funding plc	England and Wales
28	Abbey National General Insurance Services Limited	England and Wales
29	Abbey National Gibraltar (1986) Limited	England and Wales
30	Abbey National Global Investments	England and Wales
31	Abbey National GP (Jersey) Limited	Jersey
32	Abbey National Graphics Services Limited — IN LIQUIDATION	England and Wales
33	Abbey National Group Pension Schemes Trustees Limited	England and Wales
34	Abbey National Guarantee Company	England and Wales
35	Abbey National Homes Limited	England and Wales
36	Abbey National Independent Investments Limited	England and Wales
37	Abbey National International Limited	Jersey
38	Abbey National Investments	England and Wales
39	Abbey National Investments Holdings Limited	England and Wales
40	Abbey National Jersey International Limited	Jersey
41	Abbey National June Leasing (5) Ltd	England and Wales
42	Abbey National March Leasing (4) Limited	England and Wales
43	Abbey National Mortgage Finance plc	England and Wales
44	Abbey National Nominees Limited	England and Wales
45	Abbey National North America Corporation	Delaware, USA
46	Abbey National North America Holdings Limited	England and Wales
47	Abbey National North America LLC	Delaware, USA
48	Abbey National Offshore Holdings Limited	Jersey
49	Abbey National Personal Finance Limited — IN LIQUIDATION	England and Wales
50	Abbey National Personal Pensions Trustee Limited	England and Wales
51	Abbey National PLP (UK) Limited	England and Wales
52	Abbey National Properties (2) Limited	England and Wales
53	Abbey National Property Developments Limited	England and Wales
54	Abbey National Property Investments	England and Wales

	Company Name	Domicile

55	Abbey National Property Services Limited	England and Wales
56	Abbey National Secretariat Services (Jersey) Limited	Jersey
57	Abbey National Secretariat Services Limited	England and Wales
58	Abbey National Securities Inc.	Delaware, USA
59	Abbey National September Leasing (3) Limited	England and Wales
60	Abbey National September Leasing (7) Limited — IN LIQUIDATION	England and Wales
61	Abbey National Shelf Co. (4) Limited	England and Wales
62	Abbey National Sterling Capital plc	England and Wales
63	Abbey National Treasury International (IOM) Limited	Isle of Man
64	Abbey National Treasury Investments	England and Wales
65	Abbey National Treasury Services (Australia) Holdings Limited — IN LIQUIDATION	England and Wales
66	Abbey National Treasury Services (Trains Holdings) Limited	England and Wales
67	Abbey National Treasury Services (Transport Holdings) Limited	England and Wales
68	Abbey National Treasury Services Investments Limited	England and Wales
69	Abbey National Treasury Services Overseas Holdings	England and Wales
70	Abbey National Treasury Services plc	England and Wales
71	Abbey National UK Investments	England and Wales
72	Abbey National Wrap Managers Limited	England and Wales
73	Abbey Stockbrokers (Nominees) Limited	England and Wales
74	Abbey Stockbrokers Limited	England and Wales
75	AN Structured Issues Limited	Jersey
76	ANDSH Limited	England and Wales
77	ANFP (US) LLC	Delaware, USA
78	ANIFA Limited — IN LIQUIDATION	England and Wales
79	ANITCO LIMITED	England and Wales
80	Baker Street Risk and Insurance (Guernsey) Limited	Guernsey
81	Brettwood Limited	Jersey
82	CA Premier Banking Limited	England and Wales
83	Carfax Insurance Limited	Guernsey
84	Cater Allen Holdings Limited	England and Wales
85	Cater Allen International Limited	England and Wales
86	Cater Allen Limited	England and Wales
87	Cater Allen Lloyd’s Holdings Limited	England and Wales
88	Cater Allen Nominees (Jersey) Limited	Jersey
89	Cater Allen Pensions Limited	England and Wales
90	Cater Allen Registrars Limited	Jersey
91	Cater Allen Syndicate Management Limited	England and Wales
92	Cater Allen Trust Company (Jersey) Limited	Jersey
93	Cater Tyndall Limited	England and Wales
94	Covista Integrated Business Infrastructure Limited — IN LIQUIDATION	England and Wales
95	Debt Management and Recovery Services Limited	England and Wales
96	DF 123 Limited	England and Wales
97	Duchess Parade Investments Limited	England and Wales
98	Duncan Lawrie Pension Consultants Limited — IN LIQUIDATION	England and Wales
99	First National Motor Business Limited	England and Wales
100	First National Motor Contracts Limited	England and Wales
101	First National Motor Facilities Limited	England and Wales
102	First National Motor Finance Limited	England and Wales
103	First National Motor Leasing Limited	England and Wales
104	First National Motor plc	England and Wales
105	IEM (Holland) Aircraft Lease B.V.	Holland
106	IEM 757 Leasing I B.V.	Holland
107	IEM Airfinance B.V.	Holland
108	IEM Lease Aircraft B.V.	Holland
109	Insurance Funding Solutions Limited	England and Wales
110	James Hay Administration Company Limited	England and Wales

	Company Name	Domicile

111	James Hay Holdings Limited	England and Wales
112	James Hay Insurance Company Limited	Jersey
113	James Hay Pension Trustees Limited	England and Wales
114	MAC No. 1 Limited	England and Wales
115	N&P (B.E.S.) Loans Limited	England and Wales
116	New Investment for Trains 1 PLC — IN LIQUIDATION	England and Wales
117	Porterbrook Leasing Company Limited	England and Wales
118	Porterbrook Leasing Company MEBO Limited	England and Wales
119	Porterbrook Limited	England and Wales
120	Porterbrook Maintenance Limited	England and Wales
121	PSA Finance PLC	England and Wales
122	Sandywick Limited	Jersey
123	Santander Consumer (UK) plc	England and Wales
124	Santander Insurance Services UK Limited	England and Wales
125	Santander IP UK Limited	England and Wales
126	Sarum Trustees Limited	England and Wales
127	Scottish Mutual Pensions Limited	England and Wales
128	Sheppards Moneybrokers Limited	England and Wales
129	Solarlaser Limited	England and Wales
130	Talorcan plc — IN LIQUIDATION	Scotland
131	The Inscape Investment Fund (Jersey) Limited	Jersey
132	The WF Company Limited	England and Wales
133	Vendcare Finance Limited	England and Wales
134	Whitefoord & Foden Limited — IN LIQUIDATION	England and Wales
135	Whitewick Limited	Jersey